CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Annual Report of Freshstart Venture Capital Corp. on Form 10-K of our report dated August 24, 1999 on our examinations for the years ended May 31, 1998 and 1999.



/s/ MICHAEL C. FINKELSTEIN
-------------------------------
    Michael C. Finkelstein
    Certified Public Accountant




New York, New York
August 24, 1999